Exhibit 4.3
                 WAUSAU-MOSINEE PAPER CORPORATION

                            $35,000,000

          7.20% Series A Senior Notes due August 31, 2007


                      *  *  *  *  *  *  *  *


                            $68,500,000

          7.31% Series B Senior Notes due August 31, 2009


                      *  *  *  *  *  *  *  *


                            $35,000,000

          7.43% Series C Senior Notes due August 31, 2011


                      *  *  *  *  *  *  *  *




                      NOTE PURCHASE AGREEMENT


                    Dated as of August 31, 1999

                         TABLE OF CONTENTS

 SECTION                                                     PAGE


 1.  AUTHORIZATION OF NOTES ....................................1

 2.  SALE AND PURCHASE OF NOTES ................................1

 3.  CLOSING ...................................................1

 4.  CONDITIONS TO CLOSING .....................................2
     4.1.  Representations and Warranties ......................2
     4.2.  Performance; No Default .............................3
     4.3.  Compliance Certificates .............................3
     4.4.  Opinions of Counsel .................................3
     4.5.  Purchase Permitted By Applicable Law, etc. ..........4
     4.6.  Sale of Other Notes .................................4
     4.7.  Payment of Special Counsel Fees .....................4
     4.8.  Private Placement Number ............................4
     4.9.  Changes in Corporate Structure ......................4
     4.10.Proceedings and Documents ............................5
     4.11.Subsidiary Guaranties ................................5
     4.12.Intercreditor Agreement ..............................5

 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY .............5
     5.1.  Organization; Power and Authority ...................5
     5.2.  Authorization, etc. .................................6
     5.3.  Disclosure ..........................................6
     5.4.  Organization and Ownership of Shares of
           Restricted Subsidiaries .............................6
     5.5.  Financial Statements ................................7
     5.6.  Compliance with Laws, Other Instruments, etc. .......8
     5.7.  Governmental Authorizations, etc. ...................8
     5.8.  Litigation; Observance of Statutes and Orders .......8
     5.9.  Taxes ...............................................9
     5.10.  Title to Property; Leases ..........................9
     5.11.  Licenses, Permits, etc. ............................9
     5.12.  Compliance with ERISA ..............................9
     5.13.  Private Offering by the Company ...................10
     5.14.  Use of Proceeds; Margin Regulations ...............11
     5.15.  Existing Indebtedness .............................11
     5.16.  Foreign Assets Control Regulations, etc. ..........12
     5.17.  Status under Certain Statutes .....................12
     5.18.  Year 2000 Compliance ..............................12
     5.19.  Environmental Matters .............................12

 6.  REPRESENTATIONS OF THE PURCHASER .........................13
     6.1.  Purchase for Investment ............................13
     6.2.  Source of Funds ....................................13

 7.  INFORMATION AS TO COMPANY ................................15
     7.1.  Financial and Business Information .................15
     7.2.  Officer's Certificate. .............................17
     7.3.  Inspection .........................................18
     7.4.  Information Required by Rule 144A ..................19

 8.  PREPAYMENT OF THE NOTES ..................................19
     8.1.  Optional Prepayments with Make-Whole Amount ........19
     8.2.  Allocation of Partial Prepayments ..................19
     8.3.  Maturity; Surrender, etc. ..........................20
     8.4.  Purchase of Notes ..................................20
     8.5.  Make-Whole Amount ..................................20
     8.6.  Prepayment of Notes upon Change in Control .........22

 9.  AFFIRMATIVE COVENANTS ....................................23
     9.1.  Compliance with Law ................................23
     9.2.  Insurance ..........................................24
     9.3.  Maintenance of Properties ..........................24
     9.4.  Payment of Taxes ...................................24
     9.5.  Corporate Existence, etc. ..........................25
     9.6.  Status as Senior Debt. .............................25
     9.7.  Designations With Respect to Restricted
           Subsidiaries .......................................25

 10.  NEGATIVE COVENANTS ......................................26
     10.1.  Transactions with Affiliates ......................26
     10.2.  Merger, Consolidation, etc. .......................27
     10.3.  Adjusted Consolidated Net Worth ...................27
     10.4.  Limitation on Consolidated Total Debt .............28
     10.5.  Limitation on Priority Debt .......................28
     10.6.  Restricted Subsidiary Debt ........................29
     10.7.  Limitation on Liens ...............................30
     10.8.  Limitation on Sale of Assets ......................32
     10.9.  Nature of Business ................................32
     10.10. Limitation on Speculative Swaps ...................33

 11.  EVENTS OF DEFAULT .......................................33

 12.  REMEDIES ON DEFAULT, ETC. ...............................36
     12.1.  Acceleration ......................................36
     12.2.  Other Remedies ....................................36
     12.3.  Rescission ........................................37
     12.4.  No Waivers or Election of Remedies,
            Expenses, etc. ....................................37

 13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ...........37
     13.1.  Registration of Notes .............................37
     13.2.  Transfer and Exchange of Notes ....................38
     13.3.  Replacement of Notes ..............................38

 14.  PAYMENTS ON NOTES .......................................39
     14.1.  Place of Payment ..................................39
     14.2.  Home Office Payment ...............................39

 15.  EXPENSES, ETC. ..........................................40
     15.1.  Transaction Expenses ..............................40
     15.2.  Survival ..........................................40

 16.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
    AGREEMENT .................................................41

 17.  AMENDMENT AND WAIVER ....................................41
     17.1.  Requirements ......................................41
     17.2.  Solicitation of Holders of Notes ..................41
     17.3.  Binding Effect, etc. ..............................42
     17.4.  Notes held by Company, etc. .......................42

 18.  NOTICES .................................................43

 19.  REPRODUCTION OF DOCUMENTS ...............................43

 20.  CONFIDENTIAL INFORMATION ................................43

 21.  SUBSTITUTION OF PURCHASER ...............................44

 22.  MISCELLANEOUS ...........................................45
     22.1.  Successors and Assigns ............................45
     22.2.  Payments Due on Non-Business Days .................45
     22.3.  Severability ......................................45
     22.4.  Construction ......................................46
     22.5.  Counterparts ......................................46
     22.6.  Governing Law .....................................46

     SCHEDULE A -- INFORMATION RELATING TO PURCHASERS

     SCHEDULE B -- DEFINED TERMS

     SCHEDULE 5.3 -- Disclosure Materials

     SCHEDULE 5.4 -- Subsidiaries of the Company
                     and Ownership of Subsidiary
                     Stock

     SCHEDULE 5.5 -- Financial Statements

     SCHEDULE 5.15 -- Existing Indebtedness

     SCHEDULE 5.17--Certain Regulatory Matters

     SCHEDULE 10.3-Existing Investments

     SCHEDULE 10.6--Existing Guaranties

     SCHEDULE 10.7--Existing Liens

     EXHIBIT 1 --Form of Series A Senior Note

     EXHIBIT 2 --Form of Series B Senior Note

     EXHIBIT 3 --Form of Series C Senior Note

     EXHIBIT 4.4(a) -- Form of Opinion of Special Counsel
                       for the Company

     EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel
                       for the Purchasers

     EXHIBIT 4.11 -- Form of Guaranty Agreement

                     Wausau-Mosinee Paper Corporation
                         1244 Kronenwetter Drive
                         Mosinee, Wisconsin 54455

                                                  August 31, 1999


 TO EACH OF THE PURCHASERS LISTED IN
   THE ATTACHED SCHEDULE A:

 Ladies and Gentlemen:

     Wausau-Mosinee Paper Corporation, a Wisconsin corporation (the "COMPANY"), agrees with you as follows:

 1.  AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of (i) $35,000,000 aggregate principal amount of its 7.20% Series A Senior Notes due August 31, 2007 (the "SERIES A NOTES"), (ii) $68,500,000 aggregate principal amount of its 7.31% Series B Senior Notes due August 31, 2009 (the "SERIES B NOTES"), and (iii) $35,000,000 aggregate principal amount of its 7.43% Series C Senior Notes due August 31, 2011 (the "SERIES C NOTES"; the Series A Notes, Series B Notes and Series C Notes being, collectively, the "NOTES", and the term Notes is to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes, Series B Notes and Series C Notes shall be substantially in the forms set out in Exhibits 1, 2 and 3, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

 2.  SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount of the Series specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

 3.  CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m., Chicago time, at a closing (the "CLOSING") on August 31, 1999 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 319406 at M&I Marshall & Ilsley Bank, Milwaukee, Wisconsin, ABA Routing No. 075000051, Contact: Sheri L. Craker (715) 692-2024. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

 4.  CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:
                                  -2-
 4.1.  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

 4.2.  PERFORMANCE; NO DEFAULT.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

 4.3.  COMPLIANCE CERTIFICATES.

     (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b) SECRETARY'S CERTIFICATE. (i) The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements. (ii) Each Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreements contemplated by Section 4.11.

 4.4.  OPINIONS OF COUNSEL.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Ruder, Ware & Michler, a Limited Liability S.C., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Schiff Hardin & Waite, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.
                                  -3-
 4.5.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

     On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

 4.6.  SALE OF OTHER NOTES.

     Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase each Series of the Notes to be purchased by them at the Closing as specified in Schedule A.

 4.7.  PAYMENT OF SPECIAL COUNSEL FEES.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

 4.8.  PRIVATE PLACEMENT NUMBER.

     A Private Placement number issued by Standard & Poor's CUSIP
 Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes.

 4.9.  CHANGES IN CORPORATE STRUCTURE.

     The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
                                  -4-
 4.10.  PROCEEDINGS AND DOCUMENTS.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

 4.11.  SUBSIDIARY GUARANTIES.

     The Company shall have caused to be duly delivered to you the Closing Date Guaranty Agreement duly executed by each Guarantor.

 4.12.  INTERCREDITOR AGREEMENT.

     The Company shall have caused to be duly delivered to you the Intercreditor Agreement duly executed by each party thereto.

 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

 5.1.  ORGANIZATION; POWER AND AUTHORITY.

     The Company is a corporation duly organized, validly existing and in active status under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.
                                  -5-
 5.2.  AUTHORIZATION, ETC.

     This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 5.3.  DISCLOSURE.

     The Company, through its agent, Banc One Capital Markets, Inc. has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated July, 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule
 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any of its Restricted Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

 5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF RESTRICTED SUBSIDIARIES.

      (a) Schedule 5.4 is a complete and correct list of the Company's Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Restricted Subsidiary. As of the date hereof (and, if different, the date of Closing), all Subsidiaries of the Company are Restricted Subsidiaries.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable (subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, relating to shareholders' liability for employee wages, in the case of Wisconsin corporations) and are owned by the Company or another Restricted Subsidiary free and clear of any Lien.
                                  -6-
      (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) Each Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Closing Date Guaranty Agreement. The Closing Date Guaranty Agreement has been duly authorized by all necessary corporate action on the part of each Guarantor. The Closing Date Guaranty Agreement constitutes a legal, valid and binding obligation of each Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 5.5.  FINANCIAL STATEMENTS.

     The Company has delivered to you and the Other Purchasers copies of the financial statements of the Company and its Restricted Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Restricted Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in
                                  -7-

 accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

 5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by the Company of this Agreement and the Notes, and the execution, delivery and performance by each Guarantor of the Closing Date Guaranty Agreement, will not
 (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or
 (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

 5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with (a) the execution, delivery or performance by the Company of this Agreement or the Notes, or (b) the execution, delivery or performance by any Guarantor of the Closing Date Guaranty Agreement.

 5.8.  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

     (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Restricted Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
                                  -8-
 5.9.  TAXES.

     The Company and its Restricted Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company has been determined by the Internal Revenue Service and paid for all fiscal years up to and including its fiscal year (then) ended August 31, 1993.

 5.10.  TITLE TO PROPERTY; LEASES.

     The Company and its Restricted Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

 5.11.  LICENSES, PERMITS, ETC.

     The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

 5.12.  COMPLIANCE WITH ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
                                  -9-
     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $12,000,000 in the case of any single Plan and by more than $20,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

 5.13  PRIVATE OFFERING BY THE COMPANY.

     Neither the Company nor anyone acting on its behalf has offered the Notes, the Closing Date Guaranty Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 48 other Institutional Investors, each of which has been offered the Notes and the Closing Date Guaranty Agreement at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes and the Closing Date Guaranty Agreement to the registration requirements of Section 5 of the Securities Act.
                                  -10-
 5.14  USE OF PROCEEDS; MARGIN REGULATIONS.

     The Company will apply the proceeds of the sale of the Notes to refinance certain existing Indebtedness and for other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Restricted Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

 5.15.  EXISTING INDEBTEDNESS.

     Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of June 30, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
                                  -11-
 5.16  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

 5.17  STATUS UNDER CERTAIN STATUTES.

     Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or except to the limited extent described on Schedule 5.17, the Federal Power Act, as amended.

 5.18.  YEAR 2000 COMPLIANCE.

     The Company has and its Restricted Subsidiaries have conducted an analysis of, and developed a compliance program with respect to, the effect of "Year 2000" upon the material software, tradeware, telecommunications, physical plant and automated processes of the Company and its Restricted Subsidiaries and upon the material customers and suppliers of the Company and its Restricted Subsidiaries. The Company anticipates that such compliance program will be completed on a timely basis before September 30, 1999 and that the impact of "Year 2000" on the Company, its Restricted Subsidiaries and the material customers and suppliers of the Company and its Restricted Subsidiaries will not be such as to have a Material Adverse Effect.

 5.19.  ENVIRONMENTAL MATTERS.

     Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

     (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except in each case, such as could not reasonably be expected to result in a Material Adverse Effect;
                                  -12-
     (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

 6.  REPRESENTATIONS OF THE PURCHASER.

 6.1.  PURCHASE FOR INVESTMENT.

     You represent that you are a "QUALIFIED INSTITUTIONAL BUYER" as such term is defined in Rule 144A under the Securities Act or an "ACCREDITED INVESTOR" as such term is defined in Rule 501 under the Securities Act. You also represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

 6.2.  SOURCE OF FUNDS.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

     (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or affiliate thereof (as defined in PTE 95-60) or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or
                                  -13-
     (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
 (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

     (d)  the Source is a governmental plan; or

     (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or
                                  -14-
     (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

 As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN",
 "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

 7.  INFORMATION AS TO COMPANY.

 7.1.  FINANCIAL AND BUSINESS INFORMATION.

     The Company shall deliver to each holder of Notes that is an Institutional Investor:

     (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the

 Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) to the extent such reports otherwise satisfy the requirements of this Section 7.1(a);

     (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,
                                  -15-
          (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

 setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section (b) to the extent such reports otherwise satisfy such requirements;

     (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission;

     (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

           (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

           (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

           (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

     (f) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of any Guarantor to perform its obligations under any Guaranty Agreement as from time to time may be reasonably requested by any such holder of Notes subject to the terms of Section 20 hereof.

 7.2  OFFICER'S CERTIFICATE.

     Each set of financial statements delivered to a holder of Notes pursuant to Section (a) or Section (b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:
                                  -17-
     (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

     (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

 7.3.  INSPECTION.

     Subject to Section 20 hereof, the Company shall permit the representatives of each holder of Notes that is an Institutional
 Investor:

     (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.
                                  -18-
 7.4  INFORMATION REQUIRED BY RULE 144A.

     The Company shall, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer (as defined in Rule 144A under the Securities Act) designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

 8.  PREPAYMENT OF THE NOTES.

 8.1.  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall be irrevocable and specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.2), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

 8.2.  ALLOCATION OF PARTIAL PREPAYMENTS.

     In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
                                  -19-

 8.3.  MATURITY; SURRENDER, ETC.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.
 Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

 8.4.  PURCHASE OF NOTES.

     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or
 (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

 8.5.  MAKE-WHOLE AMOUNT.

     The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
                                  -20-
     "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to
 Section 12.1, as the context requires.

     "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called

 Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX 1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX 1 on the Bloomberg Financial Markets Services Screen) for on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the on the run U.S. Treasury security with the final maturity closest to and greater than the Remaining Average Life and (2) the on the run U.S. Treasury security with the final maturity closest to and less than the Remaining Average Life.

     "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
                                  -21-
     "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1 or 12.1.

     "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

 8.6.  PREPAYMENT OF NOTES UPON CHANGE IN CONTROL .

     (a) NOTICE OF IMPENDING CHANGE IN CONTROL. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of a Note written notice of such impending Change in Control, which notice shall (1) contain and constitute an offer to prepay the Notes as described in paragraph (c) below on the date of the Change in Control and (2) be accompanied by the certificate described in paragraph (f) below and (ii) contemporaneously with such Change in Control, the Company prepays the Notes pursuant to such offer and in accordance with this Agreement.

     (b) NOTICE OF CHANGE IN CONTROL. The Company will, within three Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of a Note, unless notice has already been given in accordance with paragraph (a) above. Such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) below and shall be accompanied by the certificate described in paragraph (f) below.

     (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.6 shall be an irrevocable offer to prepay at par (and without payment of the Make-Whole Amount or any premium), in accordance with and subject to this Section 8.6, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date, in the case of offers pursuant to paragraph (b), specified in such offer (the "PROPOSED PREPAYMENT DATE"). Such Proposed Prepayment Date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).
                                  -22-
     (d) ACCEPTANCE OR REJECTION. A holder of a Note may accept the offer to prepay made pursuant to this Section 8.6 by causing a notice of such acceptance to be delivered to the Company prior to the Proposed Prepayment Date. A failure by a holder of a Note to respond to an offer to prepay made pursuant to this Section 8.6 shall be deemed to constitute a rejection of such offer by such holder.

     (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 8.6 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made concurrently with the Change in Control, in the case of an offer pursuant to paragraph (a) and on the Proposed Prepayment Date in the case of an offer pursuant to paragraph (b). Prepayment pursuant to this Section 8.6 is conditioned upon the occurrence of a Change in Control.

     (f) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.6 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.6; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.6 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

 9.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

 9.1.  COMPLIANCE WITH LAW.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.
                                  -23-
 9.2.  INSURANCE.

     The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

 9.3.  MAINTENANCE OF PROPERTIES.

     The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

 9.4.  PAYMENT OF TAXES.

     The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.
                                  -24-
 9.5.  CORPORATE EXISTENCE, ETC.

     Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
 Section 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary that is a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

 9.6.  STATUS AS SENIOR DEBT.

     The Company will at all times ensure that the Notes will not be subordinate to, and will in all respects rank at least PARI PASSU with, the claims of every other senior unsecured and unsubordinated creditor of the Company.

 9.7.  DESIGNATIONS WITH RESPECT TO RESTRICTED SUBSIDIARIES.

     (a) Upon not less than thirty (30) days prior written notice (the "DESIGNATION NOTICE") given to each holder of a Note, the Board of Directors of the Company may at any time and from time to time designate (i) any Restricted Subsidiary, or any newly acquired or formed Subsidiary, as an Unrestricted Subsidiary or (ii) any Unrestricted Subsidiary, or any newly acquired or formed Subsidiary, as a Restricted Subsidiary, in each case subject to satisfaction of the conditions that immediately before and after such designation and after giving effect to such designation, (i) no Default or Event of Default would exist, and (ii) the Company would be permitted to incur at least $1.00 of additional Indebtedness under the terms of Section 10.4. In the event no Designation Notice is given with respect to any newly acquired or formed Subsidiary, such Subsidiary shall be deemed to be a Restricted Subsidiary unless a Designation Notice to the contrary is given in accordance with the terms of this Agreement.
                                  -25-
     (b) Simultaneously with any Designation Notice, the Company shall give to each holder of a Note a certificate executed by the chief financial officer of the Company stating (i) the effective date of such designation (which date shall be not more than forty-five (45) days nor less than thirty (30) days after such certificate is so given), (ii) that the foregoing conditions contained in paragraph (a) of this Section have been and will be satisfied, and (iii) the name of each Subsidiary which has or will become a Restricted Subsidiary or Unrestricted Subsidiary (as the case may be) as a result of such designation.

     (c) All Investments, Indebtedness, Liens, Guaranties and other obligations that an Unrestricted Subsidiary has at the time of being designated a Restricted Subsidiary hereunder shall be deemed to have been acquired, made or incurred, as a case may be, at the time of such designation.

     (d) The Company may not change the designation of any Subsidiary more than twice and, without limiting the foregoing, in the event the

 Company changes the designation of a Subsidiary then the designation of such Subsidiary may not be changed again unless, thereafter, at least four (4) complete fiscal quarters of the Company have lapsed.

     (e) Neither the Company nor any Restricted Subsidiary may give a Guaranty for, or otherwise be directly or indirectly liable for, any liabilities or obligations of any Unrestricted Subsidiary.

 10.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

 10.1.  TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Restricted Subsidiary that is a Wholly-Owned Subsidiary), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.
                                  -26-

 10.2.  MERGER, CONSOLIDATION, ETC.

     The Company will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

     (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes pursuant to an agreement in form and substance acceptable to each holder;

     (b) immediately after giving effect to such transaction, (i) no Default or Event of Default shall have occurred and be continuing and
 (ii) the Company would be permitted to incur at least $1.00 of additional Indebtedness under the terms of Section 10.4; and

     (c) each Subsidiary that has executed and delivered a Guaranty Agreement hereunder which is then in effect confirms by written instrument delivered to each holder of a Note such Subsidiary's obligations and liabilities under such Guaranty Agreement.

 No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

 10.3.  ADJUSTED CONSOLIDATED NET WORTH.

     The Company will not at any time permit Adjusted Consolidated Net Worth to be less than the sum of (a) $300,000,000 and (b) 25% of Consolidated Net Income for each completed fiscal quarter of the Company beginning with its fiscal quarter ending September 30, 1999 (but, in each case, only if a positive number).
                                  -27-
 10.4.  LIMITATION ON CONSOLIDATED TOTAL DEBT.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Consolidated Total Debt, unless on the date the Company or such Restricted Subsidiary becomes liable with respect to any such Consolidated Total Debt and immediately after giving effect thereto and the concurrent retirement of any other Consolidated Total Debt:

           (i)  no Default or Event of Default exists,

           (ii) the ratio of Consolidated Total Debt to Consolidated Total Capitalization would not exceed .60 to 1.0, and

           (iii) in the case that such Consolidated Total Debt constitutes Priority Debt, such Priority Debt is permitted by
     Section 10.5.

 10.5.  LIMITATION ON PRIORITY DEBT.

     The Company will not at any time permit Priority Debt to exceed 25% of Adjusted Consolidated Net Worth (determined as of the then most recently ended fiscal quarter of the Company).

 10.6.  RESTRICTED SUBSIDIARY DEBT.

     The Company will not at any time permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, guarantee, permit to exist or otherwise become directly or indirectly liable with respect to, any Indebtedness other than:

     (a) Indebtedness of a Restricted Subsidiary (other than Guaranties) outstanding on the date hereof and described on Schedule 5.15, and any extension, renewal or refunding of such Indebtedness, PROVIDED that the principal amount of such Indebtedness being so extended, renewed or refunded shall not be increased from the principal amount thereof outstanding immediately prior to such extension, renewal or refunding;

     (b) Indebtedness of a Restricted Subsidiary owed to the Company or a Wholly-Owned Subsidiary that is a Restricted Subsidiary;

                                  -28-
     (c) Indebtedness evidenced by Swaps permitted under Section 10.10; and Indebtedness evidenced by Guaranties by a Restricted Subsidiary of such permitted Swap Indebtedness; PROVIDED that concurrently with making any such Guaranty (i) such Restricted Subsidiary duly executes and delivers a Guaranty Agreement to each holder of a Note (unless such a Guaranty Agreement has already been so executed and delivered and remains in effect), and (ii) each creditor in favor of which such Guaranty is made duly executes and delivers an intercreditor agreement identical to the Intercreditor Agreement (MUTATIS MUTANDIS) or otherwise satisfactory in form and substance to the Required Holders;

     (d) Indebtedness evidenced by the Existing Senior Note Guaranties, PROVIDED that the aggregate principal amount guarantied thereby does not at any time exceed $6,000,000 and such Existing Senior Note
 Guaranties cease to be of any effect on or before June 16, 2000;

     (e) Indebtedness evidenced by Other Existing Guaranties and by Guaranty Agreements delivered to holders of Notes pursuant to the terms of this Agreement and the Other Agreements;

     (f) Indebtedness evidenced by any Future Revolving Lender Guaranty made by a Restricted Subsidiary after the date of Closing, PROVIDED that concurrently with making such Future Revolving Lender Guaranty (i) such Restricted Subsidiary duly executes and delivers a Guaranty Agreement to each holder of a Note (unless such a Guaranty Agreement has already been so executed and delivered and remains in effect), and
 (ii) each creditor in favor of which such Future Revolving Lender Guaranty is made duly executes and delivers an intercreditor agreement identical to the Intercreditor Agreement (MUTATIS MUTANDIS) or otherwise satisfactory in form and substance to the Required Holders; and

     (g) additional Indebtedness (other than in respect of Swaps), PROVIDED that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the application of the proceeds thereof:

           (i)  no Default or Event of Default would exist;

           (ii) such Indebtedness can be incurred within the applicable limitations provided in Sections 10.4 and 10.5; and
                                  -29-
           (iii) if such Indebtedness constitutes a Guaranty, then such Restricted Subsidiary shall concurrently with making such Guaranty execute and deliver a Guaranty Agreement to each holder of a Note (unless such Guaranty Agreement has already been so executed and delivered and remains in effect) and recourse to any rights or remedies under such Guaranty shall be subject to the Intercreditor Agreement or such other intercreditor agreement as is satisfactory in form and substance to the Required Holders.

     For purposes of this Agreement (including Sections 10.4, 10.5 and 10.6), any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed, at the time it becomes a Restricted Subsidiary, to have incurred all of its then outstanding Indebtedness.

 10.7.  LIMITATION ON LIENS.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

     (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable;

     (b) Liens consisting of judgment or judicial attachment Liens, PROVIDED that (i) the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, (ii) adequate reserves for the obligations secured by such Liens have been established and (iii) enforcement of such Liens have been stayed;

     (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable;

     (d)  Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;
                                  -30-
     (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole, or the value of such property for the purposes of such business;

     (f)  Liens existing on the date hereof and reflected in Schedule
 10.7 and the extension, renewal or replacement of any such Lien; PROVIDED that the Lien under such extension, renewal or replacement encumbers only the same property as that which was previously encumbered by the Lien being so extended, renewed or replaced and secures obligations in an aggregate principal amount not in excess of the principal amount secured immediately prior to such extension, renewal or replacement;

     (g) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness owing to the Company or any Wholly-Owned Subsidiary that is a Restricted Subsidiary;

     (h) any Liens existing on the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety to the Company or a Restricted Subsidiary, PROVIDED that (i) such Liens were not incurred, extended or renewed in contemplation of such acquisition, (ii) the Lien shall attach solely to the assets acquired or purchased, (iii) the aggregate principal amount of Indebtedness secured by such Liens shall be incurred within the applicable limitations set forth in Sections 10.4 and 10.6, and (iv) such Liens shall not secure Indebtedness which exceeds 100% of the Fair Market Value of the related property at the time of incurrence;

     (i) Liens incurred after the date of Closing on any property acquired or improved by the Company or a Restricted Subsidiary and created contemporaneously with or within 180 days of such acquisition or improvement which secure only Indebtedness incurred to finance the purchase or improvement of such property, PROVIDED that (i) such Lien extends only to the property acquired or improved (and rights relating thereto), (ii) the aggregate principal amount of Indebtedness secured by such Lien and all other Indebtedness secured by any other Lien on such property or such improvement does not exceed in the aggregate 100% of the lesser of (y) the cost of such property or improvement or (z)
                                  -31-

 the Fair Market Value thereof at the time of incurrence, and (iii) all such Indebtedness shall be incurred within the applicable limitations set forth in Sections 10.4 and 10.6; and

     (j) Liens on property securing Priority Debt of the Company or any Restricted Subsidiary, PROVIDED that such Priority Debt is permitted by the applicable limitations set forth in Section 10.5.

 10.8.  LIMITATION ON SALE OF ASSETS.

     Except as permitted under Section 10.2, the Company will not, and will not permit any Restricted Subsidiary to, make any Asset
 Disposition unless:

     (a)  in the good faith opinion of the Company, the Asset
 Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged;

     (b)  immediately before and after giving effect to the Asset
 Disposition, (i) no Default or Event of Default would exist and (ii) the Company would be permitted to incur at least $1.00 of additional Indebtedness under the terms of Section 10.4; and

     (c) immediately after giving effect to the Asset Disposition, the Net Proceeds Amount of all property that was the subject of any Asset Disposition occurring (i) during the then current fiscal year of the Company, would not exceed 15% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company, and (ii) during the period from and after the date of Closing and ending on the date of such Asset Disposition, would not exceed 25% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company (cumulatively for all Asset Dispositions during such period).

     If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.8 as of any date, shall be deemed not to be an Asset Disposition.

 10.9.  NATURE OF BUSINESS.
                                  -32-
     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result thereof, the general nature of the businesses of the Company and its Restricted Subsidiaries, taken as a whole, would be substantially changed from the business of the Company and its Restricted Subsidiaries as conducted on the date of this Agreement.

 10.10.  LIMITATION ON SPECULATIVE SWAPS.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into or incur any Indebtedness with respect to any Swap other than Swaps entered into and maintained in the ordinary course of business of the Company or such Restricted Subsidiary (as the case may be) to hedge exchange rate, interest rate or commodity price exposures arising from the operation or financing of its business and not for speculative purposes.

 11.  EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

    (c) (i) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d) and 10.2 through 10.8 (inclusive); or (ii) the Company defaults in the performance of or compliance with any term contained in Sections 9.4, 9.5, 9.6, 10.1,
 10.9 and 10.10 and such default continues for five Business Days; or

     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
 (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or
                                  -33-
     (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment or all or any portion thereof is required to be prepaid, redeemed or defeased (or an offer to do so is required to be made); or

     (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or
                                  -34-
     (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 90 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days after the expiration of such stay; or

     (j) any Guaranty Agreement shall cease to be in full force and effect for any reason with respect to any party (unless pursuant to the terms of Section 22.7) or any Guarantor shall contest or deny the validity or enforceability of any of its obligations under a Guaranty Agreement; or

     (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there exists any "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under any Plan, determined in accordance with Title IV of ERISA, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

 As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and
 "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.
                                  -35-
 12.  REMEDIES ON DEFAULT, ETC.

 12.1.  ACCELERATION.

     (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause
 (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c)  If any Event of Default described in paragraph (a) or (b) of
 Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

 12.2.  OTHER REMEDIES.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
                                  -36-
 12.3.  RESCISSION.

     At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section

 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

 12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

     No course of dealing and no delay on the part of any holder of any
 Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

 13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

 13.1.  REGISTRATION OF NOTES.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any
                                  -37-

 holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

 13.2.  TRANSFER AND EXCHANGE OF NOTES.

     (a) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibits 1, 2 or 3 (as the case may be with respect to Series A Notes, Series B Notes and Series C Notes, respectively). Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes of each Series shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and the first sentence of Section 6.1.

     (b) Each holder of a Note may in its sole discretion make any transfer of its Note to any transferee subject to such transferee agreeing to join the Intercreditor Agreement (and any similar agreement) as a party pursuant to the terms thereof.

 13.3.  REPLACEMENT OF NOTES.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
                                  -38-
     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

 14.  PAYMENTS ON NOTES.

 14.1.  PLACE OF PAYMENT.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Mosinee, Wisconsin at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States of America or the principal office of a bank or trust company in the United States of America.

 14.2.  HOME OFFICE PAYMENT.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.
 Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.
                                  -39-
 15.  EXPENSES, ETC.

 15.1.  TRANSACTION EXPENSES.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Restricted Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, any Guaranty Agreement and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

 15.2.  SURVIVAL.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement or the Notes, and the termination of this Agreement and any Guaranty Agreement.
                                  -40-
 16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

 17.  AMENDMENT AND WAIVER.

 17.1.  REQUIREMENTS.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
 Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

 17.2.  SOLICITATION OF HOLDERS OF NOTES.

     (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Guaranty Agreement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
                                  -41-
     (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or any Guaranty Agreement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

 17.3.  BINDING EFFECT, ETC.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

 17.4.  NOTES HELD BY COMPANY, ETC.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
                                  -42-

 18.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the chief financial officer, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received.

 19.  REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
                                  -43-
 20.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Restricted Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Restricted Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate
 (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement or any Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.
                                  -44-
 21.  SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "YOU" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "YOU" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

 22.  MISCELLANEOUS.

 22.1.  SUCCESSORS AND ASSIGNS.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

 22.2.  PAYMENTS DUE ON NON-BUSINESS DAYS.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

 22.3.  SEVERABILITY.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
                                  -45-
 22.4.  CONSTRUCTION.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

 22.5.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

 22.6.  GOVERNING LAW.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
                                  -46-
 22.7.  RELEASE OF GUARANTIES.

     You agree, and each subsequent holder of a Note issued hereunder by its acceptance of such Note shall be deemed to have agreed, that any Guaranty Agreement executed and delivered in its favor by a Restricted Subsidiary hereunder shall be released (without further action by the Company or such Restricted Subsidiary) upon termination of all Third

 Party Guaranties issued by such Restricted Subsidiary and delivery of reasonable evidence thereof to each holder of a Note.


 [SIGNATURES PAGE TO FOLLOW.]
                                  -47-
     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                              Very truly yours,

                              WAUSAU-MOSINEE PAPER
                              CORPORATION


                              By:  Gary P. Peterson

                              Title:  Sr. Vice President Finance

                                                       SCHEDULE B



                           DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "ACCEPTABLE BANK" means any commercial bank organized under the laws of the United States of America or Canada which has capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such commercial bank) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

     "ACCEPTABLE BROKER-DEALER" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, or "A2" or better by Moody's.

     "ACQUIROR" means any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing), other than such a group consisting of a Senior Management Group.

     "ADJUSTED CONSOLIDATED NET WORTH" means, at any time, Consolidated Net Worth at such time LESS the amount (if a positive number) by which the value of Restricted Investments outstanding at such time exceeds 20% of Consolidated Net Worth at such time, in each case determined without regard to any unrealized gains and losses recorded by the Company pursuant to FASB 115 and FASB 52 promulgated by the Financial
 Accounting Standards Board of the American Institute of Certified
 Public Accountants (as such statements may be amended from time to time).

     "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

                                Schedule B-1

                                                       SCHEDULE B

       "ASSET DISPOSITION" means any Transfer except:

     (a) any

     (i) Transfer from a Restricted Subsidiary to the Company or a Wholly-Owned Subsidiary that is a Restricted Subsidiary, and

     (ii) Transfer from the Company to a Wholly-Owned Subsidiary that is a Restricted Subsidiary, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

     (b) any Transfer made in the ordinary course of business of property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete.

       "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

       "CAPITAL LEASE" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

       "CHANGE IN CONTROL" means the occurrence of any Acquiror (a) becoming the "BENEFICIAL OWNER" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the capital stock of the Company having ordinary voting power in the election of the Company's board of directors or (b) obtaining the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise.

     "CLOSING" is defined in Section 3.

                                Schedule B-2

     "CLOSING DATE GUARANTY AGREEMENT" means the guaranty agreement, substantially in the form of Exhibit 4.11, executed on the date of Closing by each of the Guarantors.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COMPANY" means Wausau-Mosinee Paper Corporation, a Wisconsin corporation.

     "CONFIDENTIAL INFORMATION"  is defined in Section 20.

     "CONSOLIDATED NET INCOME" means, with reference to any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP; PROVIDED that there shall be excluded in each such determination of Consolidated Net
 Income: (a) any net income (or loss) during such period from any extraordinary items, (b) any non-cash gains or losses attributable to changes in accounting principles followed by the Company in accordance with GAAP, and (c) the income of any Person (other than a Restricted Subsidiary that is a Wholly-Owned Subsidiary) in which the Company or a Restricted Subsidiary has an ownership interest except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions.

     "CONSOLIDATED NET WORTH" means, at any time, the stockholders' equity of the Company at such time determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED TOTAL ASSETS" means the total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries).

     "CONSOLIDATED TOTAL CAPITALIZATION" means the sum of Consolidated Net Worth and Consolidated Total Debt.

                                Schedule B-3

                                                       SCHEDULE B

     "CONSOLIDATED TOTAL DEBT" means the total amount of all Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, current maturities of all such Indebtedness), determined in accordance with GAAP; PROVIDED that for purposes of

 Section 10.4, Indebtedness described in clause (f) of the definition of "Indebtedness" and Guaranties of Indebtedness described in clause (f) shall be excluded in determining Consolidated Total Debt.

     "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Consolidated Total Debt (other than Consolidated Total Debt which is
 (a) subordinate in right of payment to the Notes, (b) owing to any Affiliate of the Company, or (c) in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such application the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds so applied).

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" means, in respect of any Note, that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2% over the rate of interest publicly announced by The First National Bank of Chicago (or its successors) in Chicago, Illinois as its "BASE" or "PRIME" rate.

     "DESIGNATION NOTICE" is defined in Section 9.7 (a).

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                                Schedule B-4

                                                       SCHEDULE B

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXISTING CREDIT FACILITY" means that certain Third Amended and Restated Credit Agreement dated as of March 29, 1996 among the Company, Harris Trust and Savings Bank, M&I Marshall & Ilsley Bank, The First National Bank of Chicago and Bank of America, N.A. (successor by merger to NationsBank, N.A.), as last amended as of December 15, 1997.

       "EXISTING SENIOR NOTE GUARANTIES" means, collectively, each of the Guaranties made by Subsidiaries of the Company in favor of holders of the Company's 6.03% Series A Senior Notes due June 16, 2000.

     "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "FUTURE REVOLVING LENDER GUARANTY" means any Guaranty made after the date of Closing by any Restricted Subsidiary in favor of any one or more financial institutions (or one or more agents acting on their behalf) guarantying up to $200,000,000 principal amount (outstanding at any one time) of the obligations of the Company under the revolving credit facility (if any) which refinances and replaces the Company's Existing Credit Facility.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America applied on a basis consistent with the most recent audited consolidated financial statements of the Company delivered to holders of Notes pursuant to
 Section 7.1(b) or, if no such statements have been so delivered, the most recent financial statements referred to in Section 5.5.

                                Schedule B-5

                                                       SCHEDULE B

     "GOVERNMENTAL AUTHORITY"  means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTOR" means, collectively, each Subsidiary of the Company existing on the date hereof (other than (a) Wausau Papers Export Corporation, a Wisconsin corporation, and (b) Wausau-Mosinee International, Inc., a U.S. Virgin Islands corporation, in each case unless and until such Subsidiary executes and delivers a Third Party Guaranty) and each other Subsidiary of the Company that executes and delivers a Guaranty Agreement in connection with this Agreement.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase Securities or other properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                                Schedule B-6

                                                       SCHEDULE B

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

 For the purposes of all computations made under this Agreement, the amount of any Guaranty in respect of any indebtedness for borrowed money shall be deemed to be equal to the principal amount of such indebtedness which has been guarantied, and the amount of any Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be equal to the maximum aggregate amount of such obligation, liability or dividend.

     "GUARANTY AGREEMENT" means the Closing Date Guaranty Agreement and any other guaranty agreement in the form of Exhibit 4.11.

     "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

     "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                                Schedule B-7

                                                       SCHEDULE B

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "INTERCREDITOR AGREEMENT" means that certain Amended and Restated Intercreditor Agreement dated as of the date of Closing by and among Harris Trust and Savings Bank, M & I Marshall & Ilsley Bank, The First National Bank of Chicago, Bank of America, N.A. (successor by merger to NationsBank, N.A.), Bank One, Michigan, The Prudential Insurance Company of America and each holder of the Notes.

     "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, guaranty (including performance bonds), advance, capital contribution or otherwise, or (ii) in any property.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                                Schedule B-8

                                                       SCHEDULE B

     "MAKE-WHOLE AMOUNT" is defined in Section 8.5.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Restricted Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, any Guaranty Agreement or the Notes.

     "MEMORANDUM" is defined in Section 5.3.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means any Plan that is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA).

     "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of:

     (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, MINUS

     (b) all taxes actually paid on account of such Transfer and all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "NOTES" is defined in Section 1.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "OTHER AGREEMENTS" is defined in Section 2.

                                Schedule B-9

                                                       SCHEDULE B

     "OTHER EXISTING GUARANTIES" means Guaranties made by any Restricted Subsidiary (other than an Existing Senior Note Guaranty) outstanding on the date of Closing and described on Schedule 10.6.

     "OTHER PURCHASERS" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "PRIORITY DEBT" means the sum, without duplication, of (a) all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens (other than Liens permitted to exist under paragraphs (a) through (i) of Section 10.7), and (b) all Indebtedness of all Restricted Subsidiaries of the Company (other than such Indebtedness permitted to exist under paragraphs (a), (b), (d), (e) and (f) of Section 10.6).

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company of operating assets to be used in the principal business of the Company.

                                Schedule B-10

                                                       SCHEDULE B

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "REPURCHASE AGREEMENT" means any written agreement:

     (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "TRANSFER

 PRICE") by the Company or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

     (b) in respect of which the Company or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

     (c) in connection with which the Company or such Restricted
 Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

     "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of

 Notes then owned by the Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "RESTRICTED INVESTMENTS" means all Investments of the Company and its Restricted Subsidiaries except the following:

     (a) Investments in property or assets to be used in the ordinary course of the Company's or a Restricted Subsidiary's business;

                                Schedule B-11

                                                       SCHEDULE B

     (b) Investments constituting current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

     (c) Investments in one or more Wholly-Owned Subsidiaries that are Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Wholly-Owned Subsidiary that is a Restricted Subsidiary;

     (d) Investments existing on the date of the Closing and disclosed in Schedule 10.3, including (without limitation) Investments in joint ventures in which the Company or a Restricted Subsidiary owns at least 20% of the equity interests or rights to receive profits of such joint venture;

     (e) Investments in United States Governmental Securities, PROVIDED that such obligations mature within 365 days from the date of acquisition thereof;

     (f) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state which mature within 365 days from the date of acquisition thereof and which, in each case, are rated "AA" or better by S&P, or "Aa2" or better by Moody's;

     (g) Investments in certificates of deposit and bankers' acceptances maturing within one year from the date of issuance thereof, issued by Acceptable Banks;

     (h) Investments in commercial paper of corporations organized under the laws of the United States of America or any state thereof maturing in 270 days or less from the date of issuance which is rated"A-1" or better by S&P, or "P-1" or better by Moody's;

     (i) Investments in Repurchase Agreements;

     (j) Investments in money market preferred stock which is rated "A" or better by S&P, or "A2" or better by Moody's;

     (k) Investments in publicly traded shares of any open-ended mutual fund organized and existing under the laws of the United States of America, the aggregate asset value of which "marked to market" is at least $250,000,000, which is managed by a fund manager of recognized national standing, and which invests not less than 95% of its assets in obligations described in clauses (e) through (j) above; and

                                Schedule B-12

                                                       SCHEDULE B

     (l) Investments constituting common stock of the Company which the Company has purchased and is held as treasury stock pursuant to a stock repurchase program or otherwise (PROVIDED that such stock is not deemed to be an asset for purposes of determining Consolidated Net Worth).

     As of any date of determination, each Restricted Investment shall be valued at the greater of:

     (x) the amount at which such Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Investment is not shown on any such books); and

     (y) the excess of (1) the greater of (A) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Restricted Subsidiary over (2) any return of capital (after income taxes applicable thereto) upon such Investment through the sale or other liquidation thereof or otherwise.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company, none of the equity interests of which is owned by any Unrestricted
 Subsidiary and which is designated as a Restricted Subsidiary as provided in Section 9.7, PROVIDED that (a) on and after the date of Closing every Subsidiary of the Company shall be a Restricted

 Subsidiary unless and until otherwise designated pursuant to Section 9.7, and (b) to the extent a newly formed or acquired Subsidiary is not designated a Restricted Subsidiary or an Unrestricted Subsidiary at or prior to the effective time of its formation or acquisition, such Subsidiary shall be deemed a Restricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw
 Hill, Inc.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act.

                                Schedule B-13

                                                       SCHEDULE B

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.


     "SENIOR MANAGEMENT GROUP" means any two or more persons who are either a member of the Company's board of directors or a senior corporate officer of the Company, in each case holding such position as of the date of Closing and as of the date of any Change in Control.

          "SERIES" OR "SERIES OF NOTES" means Notes which have the same
 (i) maturity date, (ii) interest rate, (iii) interest payment periods and (iv) date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for this purpose to be the date on which such Note's ultimate predecessor Note was originally issued); E.G., the Series A Notes, Series B Notes and Series C Notes, respectively, each constitute a Series of Notes.

          "SERIES A NOTES" is defined in Section 1.

          "SERIES B NOTES" is defined in Section 1.

          "SERIES C NOTES" is defined in Section 1.

     "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its

 Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "SUBSIDIARY" is a reference to a Subsidiary of the Company.

     "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

                                Schedule B-14

                                                       SCHEDULE B

     "SWAPS" means with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps, commodity swaps, futures contracts, commodity options, caps, floors, collars and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "THIRD PARTY GUARANTIES" means, collectively, all Other Existing Guaranties, all Future Revolving Lender Guaranties and all other
 Guaranties (other than an Existing Senior Note Guaranty).

       "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property (including, without limitation, Subsidiary Stock) directly or indirectly (including, without limitation, disposition of any Subsidiary by merger, consolidation or otherwise).

     "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation guarantied by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than a Restricted Subsidiary.

     "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.